Exhibit 99.1

NextTrip Advances Global Expansion of JOURNY TV Through GoUSA TV Integration and KC Global Media Partnership

Unified JOURNY TV Platform Targets 250M+ Viewers Across 80 Countries Through Expanded Content,

Distribution and International Deployments

Growing Global Footprint Drives Available Advertising Inventory Across NextTrip Media Assets from Approximately 1 Million Toward a Targeted 50 Million Monthly Impressions

Sunrise, FL – August 6, 2026 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” the “Company,” “we,” “our,” or “us”), a technology-forward travel and media company defining the intersection of travel, media and the creator economy, today announced the ongoing global rollout of JOURNY TV, including the integration of its recently acquired GoUSA TV content and international distribution across Europe and Latin America, with planned regional expansion of the JOURNY brand through its joint venture with KC Global Media across Asia-Pacific, the Middle East, and Africa.

Together with JOURNY’s existing North America distribution, these initiatives are designed to establish a unified global travel inspiration and streaming media platform targeting an estimated audience of more than 250 million viewers across 80 countries and more than a dozen major streaming platforms and connected applications.

The expanding footprint is also substantially increasing NextTrip’s potential advertising capacity. From approximately 1 million available monthly advertising impressions during the earlier development of the Company’s media business, NextTrip expects available advertising inventory across its media assets to scale toward a targeted 50 million monthly impressions, creating greater capacity for advertising, sponsorships, branded content and destination-marketing programs.

Management believes the combination of expanded audience reach, and advertising inventory strengthens JOURNY’s role within NextTrip’s broader strategy to connect video-led travel inspiration with media monetization and travel commerce.

Building a Global Travel Media Platform

NextTrip’s JOURNY expansion strategy combines owned media assets with strategic international partnerships to increase audience reach, content and commercial opportunities.

The integration of select GoUSA TV assets brings established U.S. destination programming and international distribution relationships into JOURNY while consolidating the businesses onto a common technology and operating infrastructure. The Company expects the consolidation to reduce technology and operating costs, improve efficiency and accelerate content distribution and monetization.

Under the partnership, KC Global Media is launching a regional television and digital channel under the JOURNY brand, powered by NextTrip’s expanding library of premium travel programming. KC Global Media is funding the launch and operating costs of the regional channel, with the companies sharing revenue generated through the joint venture.

Founded by former Sony executives Andy Kaplan and George Chien, KC Global Media operates one of Asia’s leading independent media companies, reaching approximately 94 million Pay TV subscribers and FAST/OTT audiences across 19 Asian markets. Mr. Kaplan also serves on NextTrip’s Board of Directors, further aligning the strategic interests of both organizations as they expand the JOURNY brand throughout Asia-Pacific. The technology platform supporting the joint venture has been substantially completed, and the initiative is now progressing through its regional distribution, platform integration, and marketing rollout.

Together, the GoUSA TV integration, KC Global Media partnership and JOURNY’s existing FAST, OTT, connected-TV, mobile and digital distribution are intended to expand the brand’s global audience while creating a broader commercial platform for advertisers, sponsors and destination partners.

Video Is Increasingly Driving Travel Discovery

NextTrip believes JOURNY is positioned to benefit from a fundamental change in consumer travel behavior: increasingly, the travel journey begins with something consumers watch, rather than something they search.

Industry research supports this shift. A 2025 WebProNews report citing industry data reported that video influences approximately 70% of traveler decisions and that businesses utilizing video have experienced up to 49% faster revenue growth.

Forbes reports that 81% of Gen Z and Millennial travelers plan getaways based on what they have seen on screen, while 53% of travelers said their desire to take a “set-jetting” trip had increased during the prior year. Expedia estimates that screen-inspired travel could represent a potential $8 billion industry in the United States alone.

“Travel entertainment has become one of the most powerful drivers of travel discovery,” said Casey D’Ambra, President of Media at NextTrip. “Every program on JOURNY TV is designed to inspire viewers to explore the world, attracting an audience with a genuine passion for travel. That creates exceptional value for destinations and travel brands, which can connect with highly engaged travel intenders in an environment where travel isn’t just the advertising, it’s the reason people are watching.”

Expanding Advertising Inventory and Monetization

As JOURNY’s distribution footprint expands, NextTrip expects available advertising inventory across its media assets to scale from approximately 1 million toward a targeted 50 million monthly impressions.

The increased inventory provides greater capacity for advertising, sponsorships, branded content and destination-marketing programs targeting consumers while they are actively engaging with travel and destination programming.

NextTrip’s target commercial partners include tourism boards, hotels and resorts, cruise lines, tour operators, OTAs and consumer brands seeking to reach travelers within a highly contextual media environment.

“The combination of expanding distribution and growing advertising inventory materially changes what we can offer our commercial partners,” D’Ambra continued. “The opportunity isn’t simply the number of impressions; it is the context in which they occur. We can connect brands with an engaged audience of travel intenders while they are actively watching destinations and experiences that may influence where they travel next.”

D’Ambra added, “The KC Global Media partnership is an important part of that strategy, providing JOURNY with a pathway to expand across Asia-Pacific, the Middle East, and African markets through an experienced regional media operator. Combined with our existing distribution and the GoUSA TV integration, we believe we are creating a broader global platform for audience development and advertising monetization.”

From Inspiration to Travel Commerce

The travel industry is increasingly recognizing the commercial opportunity created by screen-inspired travel. Expedia Group Advertising recommends that travel marketers use visual storytelling and targeted advertising to help convert screen-inspired interest into destination demand and bookings.

Management believes this trend reinforces JOURNY’s positioning at the intersection of travel inspiration, media and commerce.

JOURNY represents the media and inspiration layer of NextTrip’s broader content-to-commerce strategy, while the Company’s travel ecosystem provides luxury, cruise, group and experiential travel capabilities.

The strategy follows a simple consumer progression:

WATCH → DISCOVER → BOOK → TRAVEL

Rather than operating media and travel solely as separate businesses, NextTrip is building an ecosystem designed to create revenue opportunities across both sides of the consumer journey, through advertising, sponsorships and branded content on the media side and travel bookings and related transactions on the commerce side.

“The global expansion of JOURNY is about more than audience size,” D’Ambra concluded. “We are building a travel media platform where destinations and brands can inspire consumers across multiple markets and where that inspiration can increasingly connect with travel commerce. We believe JOURNY, the GoUSA TV integration and our KC Global Media partnership significantly strengthen our ability to execute that strategy globally.”

JOURNY TV

The World's Travel Destination.
Now Everywhere.

GLOBAL DISTRIBUTION. INSPIRING CONTENT, POWERING TRAVEL COMMERCE.

JOURNY TV
EXPLORE. DREAM. GO.
GoUSA TV
KC GLOBAL MEDIA
SOUTHEAST ASIA | INDIA
AUSTRALIA | NEW ZEALAND
JOURNY TV

ONE POWERFUL NETWORK.
MORE THAN A DOZEN PLATFORMS.

80+ COUNTRIES.
TARGETED
250 MILLION+ VIEWERS.
AND GROWING.

NextTrip's JOURNY TV brings inspirational travel content to viewers around the globe, across leading streaming, smart TV, mobile and digital platforms.

80+ COUNTRIES	250M+ TARGETED VIEWERS	12+ PLATFORMS
GLOBAL REACH	AND GROWING	AND COUNTING

ACROSS MAJOR PLATFORMS IN 80+ COUNTRIES

THE TRAVEL INDUSTRY IS INVESTING HEAVILY

$150B+ spent annually on travel advertising, projected to reach $270B by 2033.

NEXTTRIP DELIVERS

We place sponsors and travel advertisers into highly engaged video content that travels the world.

STRONGER TOGETHER: ONE BRAND. GLOBAL IMPACT.

JOURNY — Premium travel content, original series & long-form storytelling.

\+

GoUSA TV — Iconic travel programming and a massive legacy audience.

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KC GLOBAL MEDIA — Strategic partnership expanding distribution across Southeast Asia, India, Australia & New Zealand.

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JOURNY TV — One global travel media network delivering inspiration, engagement and commerce at scale across 80+ countries.

A TRUE CONTENT-TO-COMMERCE PLATFORM

WATCH — Inspiring travel content across top streaming platforms.

→ **ENGAGE** — Viewers scan, click or interact with on-screen prompts.

→ **DISCOVER** — Agentic-AI delivers personalized trip options in real time.

→ **BOOK** — Price and book trips seamlessly without leaving the experience.

WIN-WIN FOR STAKEHOLDERS

ADVERTISERS — Reach high-intent travelers with measurable results.

TRAVEL PARTNERS — Drive awareness and bookings at scale.

VIEWERS — Get inspired and book with ease.

NextTrip (NASDAQ: NTRP)

NextTrip is the intersection of media and travel — inspiring the world to explore and enabling effortless travel planning and booking through proprietary technology and Agentic-AI solutions.

LEARN MORE FOR INVESTORS »
https://investors.nexttrip.com

About NextTrip

NextTrip, Inc. (NASDAQ: NTRP) is a technology-forward travel and media company defining the intersection of media, travel, and the creator economy. Through its owned media platforms, including JOURNY TV and TravelMagazine.com, its recently acquired controlling interest in YADA Commerce Inc., a licensed TikTok Partner Agency specializing in creator recruitment, audience development, affiliate commerce, livestream commerce, and creator monetization, and NextTrip’s proprietary travel technology stack, NextTrip delivers an integrated content-to-commerce ecosystem that connects travel discovery directly to transaction and fulfillment.

The Company operates a portfolio of travel brands and platforms, including Five Star Alliance, a global luxury hotel and resort booking platform; NXT2.0, its proprietary booking and payments engine; and NextTrip Groups (formally TA Pipeline), a purpose-built group travel and meetings booking platform serving travel advisors, suppliers, and destination partners. Together, these assets enable frictionless booking across luxury FIT (Flexible Independent Travel), group travel, destination weddings, conferences, live events, and concierge-managed experiences, supported by flexible payment options such as PayDlay.

By combining premium video storytelling, creator-led social commerce, and integrated booking technology, NextTrip enables consumers to move seamlessly from inspiration to booking, while providing creators, destinations, brands, and travel partners with measurable audience engagement, demand generation, and conversion opportunities.

For more information, visit www.nexttrip.com and investors.nexttrip.com.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

NextTrip, Inc

Richard Marshall

Director of Corporate Development

Richard.Marshall@nextTrip.com